Exhibit 4.3

THE CLOROX COMPANY

OFFICERS’ CERTIFICATE PURSUANT TO THE INDENTURE

March 3, 2008

     Reference is made to the Indenture (the “Indenture”), dated as of October 9, 2007, between The Clorox Company, a Delaware corporation (the “Company”), and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), in connection with the issuance of $500,000,000 of the Company’s 5.00% Senior Notes due 2013 (the “Notes”). Unless otherwise defined herein, capitalized terms used in this certificate have the meaning assigned to them in the Indenture. This certificate is issued pursuant to Section 301 of the Indenture.

     We, Charles R. Conradi and Daniel J. Heinrich, the duly appointed Vice President - Treasurer and Senior Vice President and Chief Financial Officer, respectively, of the Company, HEREBY CERTIFY that:

          1. We have read the provisions of the Indenture setting forth conditions precedent to authentication and delivery by the Trustee of the Notes and all definitions in the Indenture relating thereto;

          2. We have examined: (i) the resolutions of the Board of Directors of the Company (the “Board”) adopted on February 7, 2008; (ii) such agreements, certificates of public officials and certificates of officers or other representatives of the Company; and (iii) such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinions hereinafter expressed;

          3. In the opinion of each of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the conditions referred to above have been complied with;

          4. We are of the opinion that the conditions to be satisfied by the Company as set forth in the Indenture relating to the authentication and delivery of the Notes have been complied with; and

          5. Pursuant to Section 301 of the Indenture, the terms and conditions of the Notes are established and approved to be the following:

a.	Title:

“5.00% Senior Notes due 2013.”

b.	Aggregate Principal Amount:

The Notes are not limited as to the aggregate principal amount of such series that the Company may issue. The Notes have an aggregate original principal amount of $500,000,000. The Company may create and issue additional securities having the same terms and conditions as the Notes in all respects, except for issue date, issue price and, if applicable, the first payment of interest on such additional securities. Additional securities issued in this manner will be consolidated with and will form a single series with the Notes.

c.	Form of Security:

The Notes will be issued in global form, with the form of the Note attached hereto as Exhibit A.

d.	Principal Repayment Date:

The Notes will mature on March 1, 2013.

e.	Interest:

Interest on the Notes shall be paid at the rate of 5.00% per annum. Interest on the Notes shall accrue from March 3, 2008 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 in each year, commencing September 1, 2008. The Regular Record Dates shall be February 15 and August 15.

f.	Place of Payment of Interest and Principal:

The Corporate Trust Office of the Trustee.

g.	Redemption Provisions:

The redemption provisions of Article 11 of the Indenture, including, without limitation, Section 1108(b), are applicable to the Notes, with the number of basis points to be added to the applicable Treasury Yield in determining the discount rate in Section 1108(b) equal to 35 basis points.

h.	Sinking Fund Obligations:

The Notes shall not contain any Sinking Fund provisions and Article 12 of the Indenture is inapplicable to the Notes.

i.	Denominations:

$2,000 and integral multiples of $1,000 in excess thereof.

j.	Additional Principal Payable Upon an Event of Default:

Not applicable.

k.	Inapplicability of, or Additional, Events of Default:

Not applicable.

1.	Trustee Other than The Bank of New York Trust Company, N.A.:

Not applicable.

m.	Payment of Principal and Interest in Non-U.S. Dollar Currencies:

Not applicable.

n.	Payment of Principal and Interest in Non-U.S. Dollar Currencies at Election of the Company:

Not applicable.

o.	Currency Determination Agent:

Not applicable.

p.	Satisfaction and Discharge Provisions Other Than as Set Forth in the Indenture:

Not applicable.

q.	Date of Global Securities if Other Than Original Issuance Date:

Not applicable.

r.	Guarantees:

Not applicable.

s.	Other Terms:

Section 1004 contained in the Indenture shall not apply to the Notes and shall be replaced by the following:

Section 1004. Offer to Repurchase Upon Change of Control Triggering Event.

       (A) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Securities of such series pursuant to Section 1108, each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Securities pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder (with a written copy of such notice to the Trustee) describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Securities on the date specified in the notice, which date will be no later than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required herein and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 1004(A), the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 1004 by virtue of such conflicts.

       (B) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all the Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Securities of such series or portions thereof properly tendered and (iii) deliver or cause to be delivered for cancellation to the Trustee the Securities properly accepted together with an Officers’ Certificate stating the aggregate principal amount of the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of the Securities properly tendered the Change of Control Payment for such Securities, and the Trustee, upon receipt of a Company Request, shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security of such series equal in principal amount to any unpurchased portion of the Securities surrendered by such Holder, if any; in denominations as set forth in the Indenture.

The following definitions shall be included in the Indenture with respect to the Notes:

       “Below Investment Grade Rating Event” means the Securities of a series are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Securities of such series is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

       “Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its Subsidiaries; (2) the adoption of a plan relating to the liquidation or dissolution of the Company; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s Voting Stock; or (4) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc.

       “Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Securities of such series or fails to make a rating of the Securities of such series publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

The definitions of the following terms contained in the Indenture shall not apply to the Notes and shall be replaced by the following:

“Comparable Treasury Price” means, with respect to any redemption date:

  the average of the bid and the asked prices for the Comparable Treasury Issue, expressed as a percentage of its principal amount, at 4:00 p.m. on the third business day preceding that redemption date, as set forth on “Reuters Page USAUCTION10” or “Reuters Page USAUCTION11,” the successor to Telerate Page 500, or such other page as may replace Reuters Page USAUCTION10 or Reuters Page USAUCTION11; or

  if Reuters Page USAUCTION10 or Reuters Page USAUCTION11, or any successor page, is not displayed or does not contain bid and/or asked prices for the Comparable Treasury Issue at that time, the average of the Reference Treasury Dealer Quotations obtained by the Company for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or, if the Company is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Company.

       “Independent Investment Banker” means Citigroup Global Markets Inc., J.P. Morgan Securities Inc., or Wachovia Capital Markets, LLC, as selected by the Company or, if all such firms are unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

       “Reference Treasury Dealer” means Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and one other primary U.S. Government securities dealer in New York City (“Primary Treasury Dealer”) selected by Wachovia Capital Markets, LLC, and their respective successors; provided, however, that if any of the foregoing cease to be a Primary Treasury Dealer, the Company shall substitute therefore another Primary Treasury Dealer.

The first sentence of Section 403 contained in the Indenture shall not apply to the Notes and shall be replaced by the following:

Upon the Company’s exercise under Section 401 of the option applicable to this Section 403, the Company shall be released from any obligations under the covenants contained in Sections 801, 1004, 1007, 1008 and 1009 hereof (and any other covenant in addition to those set forth herein applicable to the Securities of any series pursuant to Section 301 hereof specified to be released as provided under this Section 403) with respect to the Outstanding Securities of the particular series, along with any additional covenants contained in such Security or any supplemental Indenture in connection therewith, on and after the date the conditions set forth below in Section 404 are satisfied (hereinafter, “Covenant defeasance”), and the Securities of that series shall thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes).

The first sentence of Section 406 contained in the Indenture shall not apply to the Notes and shall be replaced by the following:

       Notwithstanding the satisfaction and discharge of this Indenture and of the Securities of a particular series referred to in Sections 401, 402, 404, or 405, the respective obligations of the Company and the Trustee for the Securities of a particular series under Sections 303, 304, 305, 309, 407, 408, 409, 410, and 508, Article Six, and Sections 701, 702, 1002, 1003, 1004 and 1006, shall survive with respect to the Securities of that series until the Securities of that series are no longer outstanding, and thereafter the obligations of the Company and the Trustee for the Securities of a particular series with respect to that series under Sections 407, 408, 409, and 410 shall survive.

[Signatures on following page]

     IN WITNESS WHEREOF, the undersigned have executed this certificate as of the date first written above.

By:	/s/ Charles R. Conradi
	Name:	Charles R. Conradi
	Title:	Vice President—Treasurer

By:	/s/ Daniel J. Heinrich
	Name:	Daniel J. Heinrich
	Title:	Senior Vice President &Chief Financial Officer

[Signature Page to Officers’ Certificate – Indenture]

EXHIBIT A

FORM OF NOTE

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

     UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE CLOROX COMPANY

5.00% Senior Notes due 2013

No. 1	CUSIP NO. 189054 AQ2
ISIN NO. US189054AQ22

     $500,000,000
as revised by “Exchanges of Interests
in the Global Security,” attached hereto

     The Clorox Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000), or such greater or lesser amount set forth on “Exchanges of Interests in the Global Security,” attached hereto, on March 1, 2013 and to pay interest thereon from March 3, 2008 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 in each year, commencing September 1, 2008, at the rate of 5.00% per annum, until the principal hereof is paid or made available for payment; provided that any principal and any such installment of interest that is overdue shall bear interest at the rate of 5.00% per annum (to the extent that payment of such interest shall be legally enforceable) from the dates such amounts are due until they are paid or made available for payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for (except for Defaulted Interest), on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date even if the Securities are cancelled, repurchased or redeemed after the Regular Record Date and on or before the Interest Payment Date.

Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC or any successor depositary.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[Signatures on the following page]

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     In Witness Whereof, the Company has caused this instrument to be duly executed.

Dated: March 3, 2008

THE CLOROX COMPANY

By:
	Name:	Charles R. Conradi
	Title:	Vice President – Treasurer

By:
	Name:	Daniel J. Heinrich
	Title:	Senior Vice President – Chief Financial Officer

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: March 3, 2008

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
    as Trustee

By:
Authorized Signatory

(Form of Reverse of Security)

     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued under an Indenture, dated as of October 9, 2007 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Trust Company, N.A., as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

     The Securities are subject to redemption prior to the Stated Maturity upon not less than 30 nor more than 60 days’ notice by mail, at any time, as a whole or from time to time, in part, at the election of the Company, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed or (2) the sum of the present values of the remaining scheduled payments on the Securities to be redeemed consisting of principal and interest, exclusive of interest accrued to the Redemption Date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 35 basis points, plus accrued and unpaid interest to the Redemption Date; provided, that interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

     Upon the occurrence of a Change of Control Triggering Event, each Holder of the Securities will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Securities pursuant to a Change of Control Offer provided for in the Indenture (pursuant to an Officers’ Certificate under the Indenture dated March 3, 2008) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon, to the Change of Control Payment Date. Within 30 days following any Change of Control Triggering Event, the Company shall mail to each Holder a notice setting forth the procedures governing such Change of Control Offer as required by the Indenture.

     In the event of redemption or repurchase of this Security in part only, a new Security or Securities of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

     If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification or waiver of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all of the Securities, to waive compliance with certain provisions of the Indenture and certain past Defaults (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in aggregate principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee satisfactory indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of the Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ____________________________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Name:
(Print your name exactly as it appears on the face of this Note)

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

____________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased by the Company pursuant to Section 1004 of the Indenture, check the box below:

     [_] Section 1004

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 1004 of the Indenture, state the amount you elect to have purchased:

$ ______________

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee*:

(*Participant in a Recognized Signature
Guarantee Medallion Program)

EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

     The following exchanges of a part of this Global Security for an interest in another Global Security or for a definitive Security, or exchanges of a part of another Global Security or definitive Security for an interest in this Global Security, have been made:

			Principal	Signature of
	Amount of	Amount of	Amount of this	authorized
	decrease in	increase in	Global Security	signatory of
	Principal	Principal	following such	Trustee or
Date of	Amount of this	Amount of this	decrease (or	Security
Exchange	Global Security	Global Security	increase)	Custodian